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                                                                     EXHIBIT 4.7

                               FIRST AMENDMENT TO
                           COOPER CAMERON CORPORATION
                        BROAD BASED 2000 INCENTIVE PLAN



  WHEREAS, COOPER CAMERON CORPORATION (the "Company") has heretofore adopted the BROAD BASED 2000 INCENTIVE PLAN (the Broad Based Plan); and

  WHEREAS, the Company desires to amend the Broad Based Plan in certain respects;

  NOW, THEREFORE, the Broad Based Plan shall be amended as follows, effective as of February 8, 2001:

  1. The number "1,300,000 shall be substituted for the number "800,000" in the first sentence of Section 4.1 of the Broad Based Plan.

  2. As amended hereby, the Broad Based Plan is specifically ratified and reaffirmed.



                                                APPROVED:

                                                /s/ William C. Lemmer
                                                ________________________________
                                                William C. Lemmer
                                                Vice President, General Counsel
                                                  and Secretary

                                                Date:  February 8, 2001